Exhibit 99.1

Franklin Financial Network Announces The Promotion Of Chris Black To Chief Financial Officer And The Upcoming Retirement Of Sarah Meyerrose

FRANKLIN, Tenn., Dec. 12, 2018 /PRNewswire/ -- Franklin Financial Network, Inc. (NYSE: FSB), the parent company of Franklin Synergy Bank, today announced the promotion of Chris Black to Executive Vice President, Chief Financial Officer of Franklin Financial Network and Franklin Synergy Bank, effective immediately. Black joined the Company on November 16, 2018, as Executive Vice President, Strategy. The Company also announced that Sarah Meyerrose, who is stepping down as Chief Financial Officer, intends to retire from the Company on January 15th.

Commenting on the announcement, Richard Herrington, the Company's Chairman, President and Chief Executive Officer, said, "We have been fortunate to be able to strengthen our management team over time, adding individuals with industry-leading talent, extensive banking experience and successful track records. I want to extend our deepest appreciation to Sarah for her hard work and commitment to honing the quality of our financial operations. She has made a positive and indelible imprint on our company. Likewise, we are pleased to have Chris Black in position to provide for an effective transition as he assumes the responsibilities of Chief Financial Officer."

Before joining Franklin Financial Network, Black most recently served as Senior Vice President and CFO, Banking, for Nashville-based FirstBank, having joined FirstBank in May 2016. Previously, Black worked in the investment management and investment research industries, specializing in the banking sector while at Merrill Lynch & Co. and ISI Group, both based in New York City. Prior to working in the private sector, Black served for over nine years as an Officer and pilot in the United States Air Force. Black earned his bachelor's degree from Cornell University with a major in Engineering and his Master of Business Administration from Auburn University, with a concentration in Finance.

In commenting on his promotion, Black said, "I am honored by the confidence expressed in me by the Company's management team and excited about this opportunity to expand my responsibilities and help extend our company's strong financial performance. I also appreciate Sarah's hard work to build a solid foundation for the financial operations of the Company, which positions us well to keep pace with a rigorous and ever-changing financial landscape. I look forward to working with Sarah over the next month to ensure a smooth transition of our financial management functions."

Prior to joining the Company in June 2016, Meyerrose was the President and CEO for Civic Bank & Trust, a $140 million community bank based in Nashville, Tennessee, which she joined in October 2014. From 2009 until joining Civic, Meyerrose was President of Sarah Meyerrose Strategic Solutions LLC, a consulting company in Nashville serving regional and community banks. Previously, she served in various positions of increasing responsibility at First Horizon National Corporation, the parent of First Tennessee Bank, which she joined in 1982.

Meyerrose commented, "I have truly enjoyed working with Franklin Financial Network. My tenure here has afforded me many opportunities to contribute to the success of a dynamic company, and I will cherish the many memories and friends I have made. I am, however, looking forward to retirement after being part of the Tennessee banking community for over 40 years, and I'm confident that the financial operations of Franklin Financial Network and Franklin Synergy Bank are in good hands with Chris."

Franklin Synergy Bank provides a full range of banking, investment, trust and mortgage products and services designed for businesses and their owners and individuals interested in a comprehensive relationship with their financial institution.

About the Company
Franklin Financial Network, Inc. is a financial holding company headquartered in Franklin, Tennessee. The Company's wholly owned bank subsidiary, Franklin Synergy Bank, a Tennessee-chartered commercial bank founded in November 2007 and a member of the Federal Reserve System, provides a full range of banking and related financial services with a focus on service to small businesses, corporate entities, local governments and individuals. With consolidated total assets of $4.17 billion at September 30, 2018, the Bank currently operates through 14 branches and one loan production office in the growing Williamson, Rutherford and Davidson Counties, all within the Nashville metropolitan statistical area. Additional information about the Company, which is included in the NYSE Financial-100 Index, the FTSE Russell 2000 Index and the S&P SmallCap 600 Index, is available at www.FranklinSynergyBank.com.

Contact:
Mandy Garland
Vice President
(615) 236-8327
Mandy.garland@franklinsynergy.com